As filed with the U.S. Securities and Exchange Commission on April 19, 2019

  Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAJESCO

(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	77-0309142 (I.R.S. Employer Identification Number)
412 Mount Kemble Ave., Suite 110C Morristown, NJ 07960 (973) 461-5200 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Lori Stanley, Esq.

General Counsel, North America

Majesco

412 Mount Kemble Ave., Suite 110C

Morristown, NJ 07960

(973) 461-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Valérie Demont, Esq.
Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza
New York, NY 10112
Telephone: (212) 653-8700
Facsimile: (212) 653-8701

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.002 par value per share	5,044,875	$7.81 (1)	$39,400,473.75	$4,775.34

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), using the average of the high and low prices as reported on the Nasdaq Global Market on April 12, 2019.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders listed herein may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy the securities in any state where offers or sales are not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated April 19, 2019

MAJESCO

5,044,875 Shares of Common Stock

This prospectus relates to the sale from time to time of up to 5,044,875 shares of common stock held by the selling stockholders named in this prospectus. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” on page 9. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein and all costs, expenses and fees in connection with the registration of the shares. We will not be paying any underwriting discounts or commissions in this offering or costs, expenses, and fees in connection with the registration of the shares of common stock described in this prospectus.

Our common stock is traded on the Nasdaq Global Market under the symbol “MJCO.” On April 16, 2019, the last reported sale price of our common stock was $7.80 per share.

 An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus for more information on these risks.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2019.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the "Risk Factors" section on page 3, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus and any applicable prospectus supplement.

The Company

We are a global provider of core insurance platform solutions, consulting services, and other insurance solutions for business transformation of the insurance industry. We offer core insurance platform solutions for Property & Casualty/General Insurance (referred to as “P&C”), and Life, Annuities, Pensions and Group/Benefits (referred to as “L&A and Group”) providers, enabling them to automate and manage business processes across the end-to-end insurance value chain and comply with policies and regulations across their organizations. In addition, we offer a variety of other technology-based solutions for distribution management, digital, data and cloud. Our consulting services solutions provide enterprise consulting, application development management and testing for insurers. Our portfolio of solutions enable our customers to respond to evolving market needs, growth and innovation opportunities and regulatory changes, which enables agility, innovation and speed while improving the effectiveness and efficiency of their business operations. In addition to the United States, we operate in Canada, Mexico, the United Kingdom, Ireland, Malaysia, Singapore, and India.

We have been operating in the insurance industry for more than twenty years, successfully partnering with market leading insurance companies and enabling them to transform their business, introduce innovative products, and expand distribution channels to generate growth and increase profitability. We are a global provider of core insurance platform solutions and consulting services for insurance business transformation for P&C, L&A and Group providers, allowing them to enable the entire insurance value chain. We offer a portfolio of platform solutions and consulting services for all lines of business and all tiers of insurers. The portfolio includes core insurance platform solutions for policy, rating, underwriting, billing, claims, distribution management, digital and data and analytics as well as consulting services for enterprise consulting, digital, data, testing and application development and maintenance.

Long-term, strong customer relationships are a key component of our success given the long-term nature of our contracts, and provide an opportunity for deeper relationships using our portfolio of solutions. They provide critical customer references for new sales. Our customers range from some of the largest global tier one insurance carriers in the industry to mid-market insurers, managing general agents, startups and greenfields, including specialty, mutual and regional carriers.

As of December 31, 2018, we served approximately 160 insurance customers on a worldwide basis. For our fiscal years ended March 31, 2018, 2017 and 2016, we served approximately 160, 148, and 149 insurance customers on a worldwide basis, respectively.

We generate revenue from our global IP led business as well as from engagements in the insurance services space. The IP business is primarily driven through either an on-premise deployment or deployment of the platform on the cloud. While the on-premise model generates revenues from the licensing of our proprietary software (perpetual or annual license fees), related implementation and support and maintenance fees pursuant to contracts with customers, we have been witnessing a significant shift in the business model with customers preferring the cloud model which offers a speed to value benefit together with low upfront investments. The revenues from the cloud model are led by an implementation/configuration contract and followed by monthly subscriptions once the platform is in production for the customer to use. The implementation contracts for both the models are on a time and material or fixed bid basis. License fees, support and maintenance and cloud subscription fees are usually managed through multi-year agreements which are typically over a period of five to seven years. Insurance services revenues is primarily driven by professional services offered in the areas of transformation consulting, data, digital, testing and application development and management.

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On November 27, 2018, we completed the acquisition of Exaxe Holdings Limited (referred to as “Exaxe”), a private limited company incorporated in Ireland under registration number 314389 (referred to as the “Exaxe Acquisition”).

Exaxe is a leading cloud based digital insurance software provider for life, pensions and wealth management headquartered in Dublin, Ireland, and serving a growing list of blue chip European insurers. The Exaxe software helps reduce implementation time and costs, deliver speed to market for new products, achieve operational efficiencies and improve customer experience.

Established in 1997, Exaxe is an award-winning SaaS provider of software solutions that helps life and pensions companies with digital transformation by allowing them to launch new products faster, administer products more efficiently and respond with greater flexibility to the marketplace. Exaxe provides leading edge front, middle, and back-office SaaS solutions specifically for life, pensions, and wealth sectors. Exaxe’s SaaS based solutions provide full lifecycle support, from automated advice through sales, administration and claims for life, pensions and wealth management product sets.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended March 31, 2018. For instructions on how to find copies of these documents, see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Company Information

Majesco is a California corporation which was incorporated in April 1992 under the name Mastek Software, Inc. In 1995, this name was changed to Majesco Software, Inc., which was changed to MajescoMastek in 2006 and to Majesco in October 2014.

Majesco Limited (referred to as “Majesco Limited”), a public limited company domiciled in India whose equity shares are listed on the BSE Limited (Bombay Stock Exchange) and the National Stock Exchange of India Limited, currently owns 70.17% of our issued and outstanding common stock as of April 16, 2019.

In June 2015, Majesco’s common stock was listed on the NYSE American under the symbol “MJCO” and began trading under this symbol following the consummation of the merger of Cover-All Technologies Inc. into Majesco. On February 26, 2019, Majesco transferred the listing of its common stock and began trading on the Nasdaq Global Market under the symbol “MJCO.”

Our principal offices are located at 412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960, and our telephone number is (973) 461-5200. Our principal website is www.majesco.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus. and should not be relied upon in connection with making an investment decision.

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RISK FACTORS

Any investment in our common stock involves a high degree of risk. Before deciding whether to purchase our common stock, investors should carefully consider the risks described below together with the “Risk Factors” described in our most recent Annual Report on Form 10-K and any updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the U.S. Securities Exchange Commission (the “SEC”). Our business, financial condition, operating results and prospects are subject to the following material risks as well as those material risks incorporated by reference. Additional risks and uncertainties not presently foreseeable to us may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and our stockholders may lose all or part of their investment in the shares of our common stock.

A sale of a substantial number of shares of common stock by the selling stockholders may cause the price of our common stock to decline.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of our common stock in the public market, the price of our common stock may decline. Additionally, such conditions may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

We are a smaller reporting company and, as a result of the reduced disclosure and governance requirements applicable to such companies, our common stock may be less attractive to investors.

We are a smaller reporting company, (i.e. a company with less than $250 million of public float) and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies. We have elected to adopt these reduced disclosure requirements. We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions. If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including:

▪	our ability to execute our business plan;
▪	operating results below expectations;
▪	announcements of technological innovations or new products by us or our competitors;
▪	economic and other external factors;
▪	our issuance of additional securities, including debt or equity or a combination thereof, necessary;
▪	period-to-period fluctuations in our financial results; and
▪	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We will not receive any proceeds from the sale of the common stock by the selling stockholders covered by this prospectus.

We are registering the shares of common stock previously issued to the selling stockholders to permit the resale of these shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus and any applicable prospectus supplement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about the Company and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends,” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of the Company and its subsidiaries. We caution our shareholders and other readers not to place undue reliance on such statements.

You should read this prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth herein under the title “Risk Factors,” in our Annual Report on Form 10-K for the year ended March 31, 2018, as filed with the SEC on June 22, 2018, and elsewhere in the documents incorporated by reference into this prospectus and any applicable prospectus supplement.

You should assume that the information appearing in this prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which the statement is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus and any applicable prospectus supplement are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus and any applicable prospectus supplement. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus and any applicable prospectus supplement or to reflect the occurrence of unanticipated events.

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USE OF PROCEEDS

The net proceeds from any disposition of the shares covered hereby will be received by the selling stockholders. We will not receive any of the proceeds from any such sale of the common stock offered by this prospectus.

SELLING STOCKHOLDERS

We have filed a registration statement of which this prospectus forms a part to allow the selling stockholders, to sell, from time to time, up to 5,044,875 shares of our common stock. All of the common stock offered by this prospectus may be offered by the selling stockholders for their own account. We will receive no proceeds from any such sale of these shares by the selling stockholders.

Selling Stockholder Table

The following table sets forth information with respect to our common stock based on information provided to us by the selling stockholders or as known to us to be beneficially owned by the selling stockholders as of April 16, 2019. Except as set forth below, to our knowledge, each of the selling stockholders has sole voting and investment power over the common stock listed in the table below. Except as set forth below, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

	Beneficial Ownership of Common Stock Prior to the Offering		Common Stock Saleable Pursuant	Beneficial Ownership of Common Stock After the Offering (1)
Name of Selling Stockholder	Number of Shares	Percent of Class (2)	to This Prospectus	Number of Shares	Percent of Class (2)
Mastek (UK) Limited(3)(4)(5)	5,044,875	11.76%	5,044,875	--	--%

(1)	Assumes that all of the shares held by the selling stockholders covered by this prospectus are sold and that the selling stockholders acquire no additional shares of common stock before the completion of this offering. However, as the selling stockholders can offer all, some, or none of their common stock, no definitive estimate can be given as to the number of shares that the selling stockholders will ultimately offer or sell under this prospectus.

(2)	Calculated based on 42,911,273 shares of common stock issued and outstanding as of April 16, 2019.

(3)	Mastek (UK) Limited is a wholly-owned subsidiary of Mastek Limited, a publicly traded company in India. As of April 16, 2019, approximately 54.31% of the total capitalization of Mastek Limited is held by public shareholders, while approximately 45.69% is held by individual promoters and their family members as follows: (i) Sudhakar Ram: 11.91%; (ii) Ashank Desai: 14.22%; (iii) Ketan Mehta: 11.52%; and (iv) Radhakrishnan Sundar: 8.04%. No promoter, individually or with his family, holds the power to vote or dispose of the shares of Majesco owned by Mastek (UK) Limited or control over Mastek (UK) Limited. The address of Mastek Limited is Unit 106, SDF IV, SEEPZ, Andheri (East), Mumbai 400 096, Maharashtra, India.

(4)	Mr. Sudhakar Ram, a member of our board of directors, currently serves as the Vice Chairman and Managing Director of Mastek Limited, the parent company of Mastek (UK) Limited. He is a co-founder of Mastek Limited and also serves as a member of the Board of Directors of Mastek Limited since 1985. He and his family members, including through a private family trust, collectively beneficially own 11.91% of the capital stock of Mastek Limited and 9.16% of the capital stock of Majesco Limited, our controlling stockholder.

(5)	Mr. Ketan Mehta currently serves as our Chairman of the Board of Directors and previously as our Chief Executive Officer. Mr. Mehta is a co-founder of Mastek Limited, the parent company of Mastek (UK) Limited. He and his family members collectively beneficially own 11.51% of the capital stock of Mastek Limited and 11.31% of the capital stock of Majesco Limited, our controlling stockholder.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the material terms of our common stock as provided in our (i) Amended and Restated Articles of Incorporation (which we refer to as our “Articles of Incorporation”) and (ii) Amended and Restated Bylaws (which we refer to as our “Bylaws”), copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is only a summary and may not contain all the information that is important to you or that you should consider before investing in our stock, and is qualified in its entirety by reference to the complete text of the Articles of Incorporation and Bylaws. For a more detailed description of these securities, you should read the applicable provisions of California law and our Articles of Incorporation and Bylaws.

General

Our Articles of Incorporation authorize the issuance of a maximum of 450,000,000 shares of common stock, par value $0.002 per share, and 50,000,000 shares of preferred stock, par value $0.002 per share.

Common Stock

As of April 16, 2019, there were 42,911,273 shares of Majesco common stock issued and outstanding and 92 shareholders of record. The actual number of holders of our common stock is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers or held by other nominees.

Under the Articles of Incorporation and Bylaws, holders of common stock are entitled to one vote for each share held on matters submitted to a vote of the stockholders. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our Board of Directors, subject to any preferential dividend rights of any outstanding preferred stock of Majesco. Upon Majesco’s liquidation, dissolution or winding up, holders of common stock will be entitled to receive proportionately Majesco’s net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. There are no sinking fund provisions applicable to the common stock. Majesco’s outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which Majesco may designate and issue from time to time.

Preferred Stock

Under the Articles of Incorporation and Bylaws, our Board of Directors has the authority, without action by the Majesco shareholders, to designate and issue up to 50,000,000 shares of Majesco preferred stock in one or more series and to designate the rights, preferences, and limitations of all such series, any or all of which may be superior to the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of Majesco preferred stock upon the rights of the holders of our common stock until the our Board of Directors determines the specific rights of the holders of Majesco preferred stock. However, effects of the issuance of Majesco preferred stock may include restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, and making it more difficult for a third party to acquire Majesco, which could have the effect of discouraging or preventing a third party from acquiring, or deterring a third party from paying a premium to acquire, all or a majority of our outstanding voting stock. Majesco has no present plans to issue any shares of preferred stock.

Warrants

As of the date of this prospectus, we have issued a five year warrant to purchase 25,000 shares of common stock at an exercise price of  $7.00 per share. The warrant was issued in connection with the engagement of the holder of the warrant to perform certain advisory services to Majesco. The warrant may be exercised at any time after September 1, 2016 and will expire, if unexercised, on September 1, 2020. The warrant contains certain anti-dilution adjustment protection in case of certain future issuances of securities, stock dividends, split and other transactions affecting Majesco’s securities. The holder of the warrant is entitled to piggyback registration rights in case of certain registered securities offerings by Majesco. The holder of the warrant is also entitled to receive the aggregate number of subscription rights which it could have acquired if it had held the number of shares of common stock which can be acquired upon complete exercise of the warrant immediately before the record date for this rights offering and will be entitled to participate in this rights offering.

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Listing

Majesco’s common stock is listed and traded on the Nasdaq Global Market under the symbol “MJCO.”

Transfer Agent and Registrar

The transfer agent and registrar for Majesco’s common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is as follows:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Toll free: 800-937-5449
Local & International: (718) 921-8124

Anti-Takeover Provisions of California Law, the Articles of Incorporation, and the Bylaws

Our Articles of Incorporation and Bylaws contain provisions that may make it difficult for a third party to acquire Majesco, or for a change in the composition of our Board of Directors or management to occur, and may delay or prevent a change in control of our company or changes in our management, including provisions that:

•	authorize “blank check” preferred stock, which could be issued without shareholder approval and could have voting, liquidation, dividend, and other rights superior to our common stock;

•	establish an advance notice procedure with regard to nominations by shareholders of individuals for election to our Board of Directors;

•	provide that vacancies on our Board of Directors may be filled by a majority of directors then in office, even though less than a quorum;

•	provide that directors may not be elected by written consent of shareholders except by unanimous written consent of all shares entitled to vote for the election of directors; and

•	provide that special meetings of shareholders may be called at any time only by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Board of Directors or shareholders holding no less than 20% of the voting power of Majesco.

These provisions, alone or together, could discourage a party from acquiring, or make it more difficult for a party to acquire, control of Majesco, or delay or prevent hostile takeovers and changes in control or changes in our management.

In addition, Section 1203 of the California General Corporation Law (the “CGCL”) includes provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of Majesco. First, if an “interested party” makes an offer to purchase the shares of some or all of Majesco’s shareholders or makes a written proposal for approval of a merger, exchange or other reorganization or for a sale of all or substantially all of Majesco’s assets, an affirmative opinion must be delivered in writing to the Board or each shareholder, as the case may be, as to the fairness of the consideration to be received by the shareholders prior to completing the transaction. California law considers a person to be an “interested party” if the person directly or indirectly controls Majesco, if the person is directly or indirectly controlled by one of Majesco’s officers or directors, or if the person is an entity in which one of Majesco’s officers or directors holds a material financial interest. If after receiving an offer from such an “interested party” Majesco or its shareholders receives a subsequent offer from a neutral third party, then the shareholders must be notified of this offer and afforded the opportunity to withdraw their tender or consent to the “interested party” offer. Section 1203 could make it more difficult for a third party to acquire a majority of Majesco’s outstanding voting stock, by discouraging a hostile bid, or delaying, preventing or deterring a merger, acquisition or tender offer in which Majesco’s shareholders could receive a premium for their shares, or effect a proxy contest for control of Majesco or other changes in its management.

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Moreover, Sections 1101 and 1101.1 of the CGCL provide that, except in a short-form merger, and in the merger of a corporation into its subsidiary in which it owns at least 90 percent of the outstanding shares of each class, the nonredeemable common shares or nonredeemable equity securities of a constituent corporation may be converted only into nonredeemable common shares of the surviving party or a parent party if a constituent corporation or its parent owns, directly or indirectly, prior to the merger shares of another constituent corporation representing more than 50 percent of the voting power of the other constituent corporation prior to the merger, unless all of the shareholders of the class consent.

The effect of these provisions is to provide minority shareholders with the ability to veto certain squeeze-out mergers.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted for directors, officers and persons controlling our Company, we have been informed that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and may therefore be unenforceable.

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PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded, or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	disposition on any national securities exchange on which our common stock may be listed at the time of the sale;

•	disposition in the over-the-counter markets;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	disposition in one or more underwritten offerings in a best efforts basis or firm commitment basis;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted by applicable law.

We do not know of specific arrangements by the selling stockholders for the sale of their shares of common stock. The aggregate proceeds to the selling stockholders from any sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from any such sale.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 promulgated under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any broker-dealers or agents that participate in the sale of the common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling stockholders are subject to the prospectus delivery requirements of the Securities Act.

The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein. We will bear all costs, expenses, and fees in connection with the registration of the shares. We will not be paying any underwriting discounts or commissions in this offering.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, NY. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Majesco incorporated in this Registration Statement on Form S-3 by reference from Majesco’s Annual Report on Form 10-K for the year ended March 31, 2018 have been audited by MSPC, Certified Public Accountants and Advisors, P.C., an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the sale, from time to time, of shares of our common stock held by the selling stockholders named in this prospectus and any applicable prospectus supplement.

This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at www.majesco.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus. and should not be relied upon in connection with making an investment decision.

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INCORPORATION OF DOCUMENTS BY REFERENCE

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus and any applicable prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, filed with the SEC on June 22, 2018;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2018, September 30, 2018 and December 31, 2018, filed with the SEC on August 8, 2018, November 7, 2018 and February 5, 2019, respectively;

•	our Current Reports on Form 8-K and 8-K/A, filed with the SEC on April 27, 2018, June 6, 2018, June 12, 2018, July 30, 2018, August 14, 2018, September 25, 2018, November 2, 2018, November 29, 2018, December 4, 2018, December 6, 2018, December 14, 2018, December 27, 2018, January 9, 2019, January 15, 2019, January 30, 2019, February 6, 2019, February 14, 2019, February 26, 2019, February 28, 2019, March 18, 2019, April 4, 2019, and April 8, 2019;

•	our definitive Proxy Statement on Schedule 14A, filed with the SEC on June 25, 2018; and

•	the description of our common stock contained in the registration statement on Form 8-A filed with the SEC on February 25, 2019 pursuant to Section 12(b) of the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating that description.

All documents subsequently filed by us (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus are deemed to be incorporated by reference into this prospectus. Such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein or in any other subsequently filed document, which is also incorporated or deemed to be incorporated herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are also available on our corporate website at www.majesco.com under the heading “Investor Relations.” Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this prospectus or any prospectus supplement unless specifically incorporated herein by reference. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the documents incorporated by reference in this prospectus and any prospectus supplement free of charge upon request for such documents in writing or by telephone at the following address:

Majesco
412 Mount Kemble Ave., Suite 110C
Morristown, NJ 07960
Attention: Corporate Secretary Telephone: (973) 461-5200
E-mail: Lori. Stanley@majesco.com

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               , 2019

MAJESCO

5,044,875 SHARES OF COMMON STOCK

PROSPECTUS

We have not authorized any dealer, salesperson, or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the Company have not changed since the date of this prospectus.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the selling stockholders. All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC registration fee		$4,775.34
Transfer agent’s fees and expenses	$	*
Legal fees and expenses	$	*
Printing fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous fees and expenses	$	*

Total	$	*

*	These fees and expenses depend on the securities offered and number of issuances and, accordingly, cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Officers and Directors.

Section 317 of the California General Corporation Law (the “CGCL”) authorizes a corporation to indemnify, subject to certain exceptions, any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, as the term “agent” is defined in section 317(a) of the California Code, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. A corporation is further authorized to indemnify, subject to certain exceptions, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

Section 204 of the California Code provides that a corporation’s articles of incorporation may include provisions eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director’s duties to the corporation and its shareholders, provided, however that they shall not limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) under Section 310 of the California Code (concerning transactions between corporations and directors or corporations having interrelated directors) or (vii) under Section 316 of the California Code (concerning directors’ liability for distributions, loans, and guarantees).

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Section 204 further provides that a corporation’s articles of incorporation may not limit the liability of directors for any act or omission occurring prior to the date when the provision became effective or any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to a corporation’s shareholders for any violation of a director’s fiduciary duty to the corporation or its shareholders.

The Articles of Incorporation of Majesco provide for the elimination of liability for its directors to the fullest extent permissible under California law and authorize it to purchase and maintain insurance on behalf of any agent (as the term “agent” is defined in section 317(a) of the California Code) of Majesco against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such to the fullest extent permissible under California law and whether or not Majesco would have the power to indemnify the agent under Section 317 of the California Code or its Articles of Incorporation.

The Bylaws of Majesco also provide that Majesco shall, to the extent not inconsistent with applicable law, indemnify its directors and officers against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was its agent, including in connection with actions in the right of Majesco to procure a judgment in its favor.

The Bylaws also contain provisions authorizing Majesco, to the extent and in the manner permitted by the California Code, to indemnify each of its agents (other than directors and officers) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was its agent.

The Bylaws further provide that to the extent that a director or officer of Majesco has been successful on the merits or otherwise (including the dismissal of an action without prejudice or the settlement of a proceeding or action without admission of liability) in defense of any proceeding referred to in the Bylaws, or in defense of any claim, issue or matter therein, the director or officer of Majesco shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the director or officer in connection therewith.

The Bylaws further provide that expenses incurred by a director or officer of Majesco in defending any proceeding shall be advanced by Majesco (and if otherwise authorized by the board or directors, expenses incurred by an agent of Majesco in defending any proceeding may be advanced by Majesco) prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer of Majesco or agent of Majesco to repay such amount if it shall be determined ultimately that such person is not entitled to be indemnified as authorized in the Bylaws.

The Bylaws further provide that no indemnification or advance shall be made except as specifically set forth in such Bylaws, in any circumstance where it appears that it would be inconsistent with (a) a provision of the Articles of Incorporation of Majesco, its Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or (b) any condition expressly imposed by a court in approving a settlement. The indemnification provided for in the Bylaws will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office and will condition as to a person who has ceased to be a director or officer of Majesco or agent of Majesco and shall inure to the benefit of the heirs, executors and administrators of the person.

To the extent that any director or officer of Majesco (or, to the extent authorized by the Board of Directors, any agent of Majesco) is by reason of such position, or a position with another entity at the request of Majesco, a witness in any action, suit or proceeding, the Bylaws provide that he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

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Officers and directors of Majesco are also parties to Indemnification Agreements which supplement the indemnification rights under the Articles of Incorporation and Bylaws and provide that Majesco will, to the fullest extent permitted by law, indemnify such directors and officers against any and all expenses and liabilities incurred by each such indemnitees in the course of conduct of Majesco’s business or the business of any of their affiliates. Majesco will not be liable under the Indemnification Agreements to make any duplicate payment to any director or officer in respect of any expenses or liabilities to the extent such indemnitee has otherwise received payment under any insurance policy, the Articles of Incorporation or Bylaws, other indemnity provisions or otherwise of the amounts which Majesco must otherwise pay under the Indemnification Agreements. In the event of an indemnification pursuant to the Indemnification Agreements, Majesco may provide for and pay for the costs of the defense against any legal action in respect of liabilities as to which it has indemnified the director or executive officer. The obligations to indemnify will continue to the extent provided in the Indemnification Agreements notwithstanding that the director or officer may no longer be a director or officer of Majesco.

Further, Majesco maintains directors’ and officers’ liability insurance coverage.

The foregoing summary is subject to the complete text of the applicable statutes, the Articles of Incorporation, Bylaws and Indemnification Agreements, and is qualified in its entirety by reference to such documents.

Item 16.	Exhibits.

a)	Exhibits.

Exhibit Number	Description of Document

3.1	Amended and Restated Articles of Incorporation of Majesco, dated June 22, 2015, as amended (incorporated by reference from Exhibit 3.2 to Majesco’s Current Report on Form 8-K, filed with the SEC on June 23, 2015)

3.2	Amended and Restated Bylaws of Majesco, dated June 22, 2015, as amended (incorporated by reference from Exhibit 3.3 to Majesco’s Current Report on Form 8-K, filed with the SEC on June 23, 2015)

5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP as to the legality of the securities being registered.

23.1*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1).

23.2*	Consent of MSPC, Certified Public Accountants and Advisors, P.C.

24.1*	Power of Attorney (included on signature pages to the registration statement).

*	Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morristown, State of New Jersey, on April 19, 2019.

MAJESCO

By:	/s/ Adam Elster
Adam Elster Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Adam Elster and Wayne Locke, his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date

/s/ Adam Elster	Chief Executive Officer and Director	April 19, 2019
Adam Elster	(Principal Executive Officer)

/s/ Wayne Locke	Chief Financial Officer and Treasurer	April 19, 2019
Wayne Locke	(Principal Financial and Accounting Officer)

/s/ Ketan Mehta	Chairman of the Board of Directors	April 19, 2019
Ketan Mehta

/s/ Earl Gallegos	Director	April 19, 2019
Earl Gallegos

/s/ Rajesh Hukku	Director	April 19, 2019
Rajesh Hukku

/s/ Steven R. Isaac	Director	April 19, 2019
Steven R. Isaac

/s/ Atul Kanagat	Director	April 19, 2019
Atul Kanagat

/s/ Dr. Arun K. Maheshwari	Director	April 19, 2019
Dr. Arun K. Maheshwari

/s/ Sudhakar Ram	Director	April 19, 2019
Sudhakar Ram

/s/ Robert P. Restrepo Jr.	Director	April 19, 2019
Robert P. Restrepo Jr.

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